Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 1, 2011, except for the second paragraph of Note 17, for which the date is March 7, 2012, relating to the financial statements of Annie’s, Inc., which appears in Annie’s, Inc.’s Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-178270) filed on March 26, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
April 26, 2012